Exhibit (a)(1)(UU)

Revised Notice of Guaranteed Delivery

to Tender Shares of Common Stock Including the Associated Rights

of

SOUTHWEST GAS HOLDINGS, INC.

by

IEP UTILITY HOLDINGS LLC

(Not to be used for Signature Guarantees)

This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $1.00 per share (the “Common Stock”), of Southwest Gas Holdings, Inc., a Delaware corporation (the “Company”), and the associated rights issued pursuant to the Rights Agreement, dated as of October 10, 2021, between the Company and Equiniti Trust Company, as Rights Agent, that are issued and outstanding (the “Rights” and, together with the Common Stock, the “Shares”), and, if certificates have been issued in respect of Rights prior to the expiration of the Offer, certificates representing the associated Rights, are not immediately available (or if the procedure for book-entry transfer cannot be completed on a timely basis), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)). Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary at the addresses and facsimile number set forth below. See Section 2 of the Offer to Purchase.

The Rights are presently evidenced by the certificates for the Common Stock. However, in the future the Company may issue separate certificates representing the Rights. Until such time as any such certificates are issued, a tender by a stockholder of such stockholder’s shares of Common Stock will also constitute a tender of the associated Rights. After such time as any such certificates representing Rights are issued, a stockholder will also be required to tender such certificates representing the associated Rights in connection with a tender by such stockholder of such stockholder’s shares of Common Stock. Unless the context requires otherwise, all references in this revised notice of guaranteed delivery to “Shares” shall include the associated Rights.

THE DEPOSITARY FOR THE OFFER IS:

Continental Stock Transfer & Trust Company

By Mail or Overnight Courier: Continental Stock Transfer & Trust Company 1 State Street, 30th Floor New York, NY 10004 Attention: Corporate Actions Department

By Facsimile Transmission

(for eligible institutions only): 212-616-7610

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attention: Corporate Actions Department

DELIVERY OF THIS REVISED NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSIONS OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

This form is not to be used to guarantee signatures. If a signature on a Revised Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Revised Letter of Transmittal.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Revised Letter of Transmittal or an Agent’s Message (as defined in Section 2 of the Offer to Purchase) and certificates representing the Shares to the Depositary within the time period specified herein. Failure to do so could result in a financial loss to the Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to IEP Utility Holdings LLC, a Delaware limited liability company (the “Offeror”), upon the terms set forth in the Offer to Purchase, dated October 27, 2021, as previously amended and supplemented, including by the Supplement to the Offer to Purchase, dated as of December 7, 2021, and the Supplement to the Offer to Purchase, dated as of May 9, 2022 (the “Offer to Purchase”), and the related Revised Letter of Transmittal (which, including any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

ODD LOTS (See Instructions 14 and 15 in the Revised Letter of Transmittal)

To be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

☐ is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or

☐ is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of the Shares.

Number of Shares:	Name(s) of Record Holder(s):

Certificates No(s). (if available):

(Please type or print)
Check box if Share(s) will be tendered by Book-Entry Transfer:	Addresses:

☐ The Depository Trust Company Account Number:	(Zip code)
Area Code and Telephone Number(s):
Date:	Signature(s):

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTEE

(Not to Be Used for Signature Guarantee)

The undersigned, a member in good standing of the Security Transfer Agent’s Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each, an “Eligible Institution”), (a) represents that the above named person(s) own(s) the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (b) represents that such tender of Shares complies with Rule 14e-4 under the Exchange Act, and (c) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary’s accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Revised Letter of Transmittal (or facsimile thereof) with any required signature guarantees, or an Agent’s Message in the case of a book-entry transfer, and any other required documents, within two New York Stock Exchange trading days after the date hereof.

Name of Firm:
(Authorized Signature)
Address:	Name:
(Please Type or Print)
Title:
(Zip Code)
Date:
Area Code and Telephone Number:

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS REVISED NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR REVISED LETTER OF TRANSMITTAL.